UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 18, 2007

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced in a Current Report on Form 8-K (the “Form 8-K”) filed by China Sky One Medical, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 18, 2007 (as amended on September 26, 2007), on approximately May 12, 2007, the Company’s management concluded that the Company’s previously filed financial statements as of the fiscal year ended December 31, 2006, and the interim periods ended March 31, 2006, June 30, 2006 and September 30, 2006, should no longer be relied upon due to certain significant accounting errors.

On December 19, 2007, the Company issued a press release announcing that, as of December 18, 2007, it had filed amendments to its Form 10-QSBs for the fiscal quarters ended June 30, 2006 and September 30, 2006, completing the Company’s obligations to amend certain of its SEC filings, as set forth in the Form 8-K. The Company had previously: (i) filed an amendment to its 10-KSB for the fiscal year ended December 31, 2006, and (ii) determined that it was not required to file an amended Form 10-QSB for the interim period ended March 31, 2006, since that fiscal quarter ended prior to the consummation of the Company’s stock exchange transaction on May 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The information, including the exhibit attached hereto, in this Current Report is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	December 19, 2007	By:	/s/ Liu Yan-Qing
Liu Yan-Qing
President and Chief Executive Officer